Exhibit 1.8

APPROVED

By the Board of Directors

of WBD Foods OJSC

Minutes No 15-12 as of December 15, 2006

Changes and amendments No 7

TO THE CHARTER

OF “WIMM-BILL-DANN FOODS”

Open Joint Stock Company (State registration number: 1037700236738, located: Moscow, Yauzsky boulevard, 16/15, room 306)

Be it resolved to make changes and amendments to WBD Foods OJSC Charter, amending item 2.8 of Article 2 with items 2.8.21. – 2.8.24:

“2.8.21. In Perm’ – full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Perm’; brief title: Perm’ affiliate of WBD Foods OJSC located in Perm’.

2.8.22. In Surgut - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Surgut; brief title: Surgut affiliate of WBD Foods OJSC located in Surgut.

2.8.23. In Chelyabinsk - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Chelyabinsk; brief title: Chelyabinsk affiliate of WBD Foods OJSC located in Chelyabinsk.

2.8.24. In Khabarovsk - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Khabarovsk; brief title: Khabarovsk affiliate of WBD Foods OJSC located in Khabarovsk.”